UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2026 (February 2, 2026)

PayPal Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36859	47-2989869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 North First Street

San Jose, CA 95131

(Address of Principal Executive Offices, and Zip Code)

(408) 967-7000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2026, PayPal Holdings, Inc. (the “Company”) announced that on February 2, 2026, the Board of Directors (the “Board”) of the Company appointed Enrique Lores as President and Chief Executive Officer of the Company, effective as of March 1, 2026. Alex Chriss ceased to serve as President and Chief Executive Officer of the Company and resigned as a member of the Board, effective as of February 2, 2026. The Board also appointed Jamie Miller, the Company’s Chief Financial and Operating Officer, to serve as Interim President and Chief Executive Officer, effective immediately, until Mr. Lores assumes the role of President and Chief Executive Officer on March 1, 2026.

Immediately prior to his appointment as President and Chief Executive Officer, Mr. Lores served as Chair of the Board and also as the Chief Executive Officer of HP Inc., and a member of HP’s Board of Directors. Mr. Lores spent 30 years working at HP in various roles, including six years as HP Inc.’s President and Chief Executive Officer. Mr. Lores received his B.S. in electrical engineering from the Polytechnic University of Valencia and his M.B.A. from ESADE Business School. Mr. Lores currently serves on the Board of Directors of Silicon Valley Leadership Group and ESADE Business School. Mr. Lores was not selected as the Company’s President and Chief Executive Officer pursuant to any arrangement or understanding between him and any other person. Mr. Lores does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Lores will remain in his role as a member of the Board, but stepped down from his role as Chair of the Board effective immediately. David Dorman, a current member of the Board, has been appointed as Chair of the Board effective February 2, 2026.

On February 2, 2026, the Company entered into an offer letter (the “Offer Letter”) with Mr. Lores in connection with his employment as the President and Chief Executive Officer of the Company, effective as of March 1, 2026 (the “Start Date”). Pursuant to the Offer Letter, Mr. Lores will have an annual base salary of $1,450,000 and an annual target bonus opportunity of 200% of annual base salary. Mr. Lores will be granted (a) an award of make-whole time-vesting restricted stock units (“RSUs”) intended to compensate him for equity awards of his former employer that he is expected to forfeit, with a grant date value of $20,000,000 and vesting ratably over the three years from grant; (b) annual RSUs and performance-vesting restricted stock units (“PSUs”) for 2026 with a grant date value of $16,500,000 and target grant date value of $16,500,000, respectively, in each case on terms and conditions generally applicable to the annual RSUs and PSUs for 2026 granted to other senior executives of the Company; and (c) RSUs representing one-third of the annual equity grants that would otherwise be made to him for 2027, with a grant date value of $11,000,000 and vesting one-third on the second anniversary of the grant date and 1/12 quarterly thereafter. In addition, Mr. Lores will be granted one-time PSUs with a target grant date value of $25,000,000 that vest generally based on the Company’s stock price over the period starting on the third anniversary and continuing through the fifth anniversary of the Start Date, with a maximum payout of 250% of target. Mr. Lores will be eligible to participate in the Company’s Executive Change in Control and Severance Plan, except that he will not be considered retirement eligible prior to the fifth anniversary of the Start Date. Mr. Lores will be eligible to receive employee benefits in accordance with the Company’s programs as in effect from time to time.

The foregoing description of the Offer Letter is only a summary and is qualified in its entirety by the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with Mr. Chriss’s departure, the Company and Mr. Chriss entered into a separation and release agreement (“Separation Agreement”) on February 2, 2026, which provides that Mr. Chriss will be eligible to receive the severance payments and benefits applicable upon a termination without cause (not in connection with a change in control of the Company) under the Company’s Executive Change in Control and Severance Plan (the “Executive Severance Plan”). The Separation Agreement contemplates that Mr. Chriss will remain an employee of the Company in a non-officer capacity through March 2, 2026 to assist with transition matters.

In connection with Ms. Miller’s appointment as Interim President and Chief Executive Officer and to incentivize her retention more generally, the Company and Ms. Miller entered into a retention letter (the “Retention Letter”) on February 2, 2026, providing for a cash retention award of $3,000,000, which will vest 67% on February 2, 2027 and 33% on February 2, 2028, subject to her continued employment with the Company through the applicable vesting date or her earlier qualifying termination of employment (as defined in the Executive Severance Plan). Ms. Miller is currently the Company’s Chief Financial and Operating Officer. Prior to this role, she most recently served in the role of Global Chief Financial Officer of EY. She also has previous experience at Cargill, where she served as Chief Financial Officer, and General Electric, where she served as Senior Vice President and Chief Financial Officer. She currently serves on the board of directors of Qualcomm, and holds a Bachelor of Science in Accounting from Miami University.

The foregoing description of the Retention Letter is only a summary and is qualified in its entirety by the full text of the Retention Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On February 3, 2026, the Company issued a press release announcing the appointment of Mr. Lores as President and Chief Executive Officer of the Company and the departure of Mr. Chriss. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter, dated February 2, 2026, between PayPal Holdings, Inc. and Enrique Lores.

10.2	Retention Letter, dated February 2, 2026, between PayPal Holdings, Inc. and Jamie Miller.

99.1	Press Release, dated February 3, 2026 (furnished under Item 7.01).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 3, 2026	PAYPAL HOLDINGS, INC.

	By:	/s/ Bimal Patel
	Name:	Bimal Patel
	Title:	Executive Vice President and Chief Legal Officer